Exhibit 3.21(b)

SECOND AMENDED AND RESTATED
OPERATING AGREEMENT FOR
EMPLOYEE CLAIMS ADMINISTRATION, LLC

           This Second Amended and Restated Operating Agreement, dated effective July 7, 1999, is among AEI Resources, Inc., Old Ben Coal Company, Kanawha Corporation, Kindill Mining, Inc., Beech Coal Company, Dunn Coal & Dock Company, Mountain Coals Corporation, Mountaineer Coal Development Company, Midwest Coal Company, Cannelton Industries, Inc., Cannelton, Inc. and any Person who subsequently becomes a member of the Company, as reflected on any Amendment to Annex A to this Agreement (each a "Member" and collectively, the "Members").

ARTICLE 1
FORMATION

           Employee Claims Administration, LLC (the "Company") was formed pursuant to the Georgia Limited Liability Company Act, effective as of the filing of the Company's Articles of Organization with the Georgia Secretary of State. The Members hereby ratify and approve the filing of the Company's Articles of Organization and all amendments thereto (the "Articles of Organization"), the receipt of the form of which each Member hereby acknowledges. The Board of Directors shall from time to time execute or cause to be executed all such certificates or other documents or cause to be done all such filing, recording, publishing or other acts as may be necessary or appropriate to comply with the requirements for the formation and operation of a limited liability company under the Act. The rights and duties of the Board of Directors and the Members shall be as provided in the Act, as modified by the Articles of Organization of the Company and this Agreement. This Agreement supersedes that certain Amended and Restated Operating Agreement dated as of July 7, 1999, among the initial Members referenced in the preamble hereto. The Company's registered office in the state of Georgia is CT Corporation Systems, 1201 Peachtree Street NE, Atlanta, Georgia 30361. The name of its registered agent at such address is CT Corporation Systems.

ARTICLE 2
NAME

           The business of the Company shall be conducted under the name "Employee Claims Administration, LLC."

ARTICLE 3
DEFINITIONS

           The following terms and phrases used in this Agreement shall have the following meanings:

           "Act" shall mean the Georgia Limited Liability Company Act, Georgia Code Ann. ss.ss. 14-11-100 through 14-11-1109.

           "Affiliate" or a Person "affiliated with" a Member, a partner or member of any Member, or other specified Person (collectively referred to as the "Specified Person") shall mean (i) a Person that directly, or indirectly through one or more intermediaries, or in combination with any other Member, or other Specified Person, controls or is controlled by, or is under the control of the Member or other Specified Person; (ii) a Person of which the Member or other Specified Person is an officer or partner or is the beneficial owner of 10% or more of any class of equity security or interest; (iii) any trust or estate in which the Member or other Specified Person has a beneficial interest or as to which the Member or other Specified Person serves as a trustee or in another fiduciary capacity; and (iv) any spouse, parent, child, brother or sister of the Member or other Specified Person. The term "control" means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through ownership, by contract or otherwise.

           "Agreement" shall mean this Second Amended and Restated Operating Agreement, as amended, modified or supplemented from time to time.

           "Bankruptcy" shall be deemed to have occurred with respect to any Member at the time the Member: (i) makes an assignment for the benefit of creditors; (ii) files a voluntary petition in bankruptcy; (iii) is adjudicated bankrupt or insolvent; (iv) files a petition or answer seeking for the Member any reorganization, arrangement, composition, readjustment, liquidation, dissolution, or similar relief under any statute, law, or regulation; (v) files an answer or other pleading admitting or failing to contest the material allegations of a petition filed against the Member in any proceeding of this nature; (vi) seeks, consents to, or acquiesces in the appointment of a trustee, receiver, or liquidator of the Member or of all or any substantial part of the Member's property; or (vii) if within 120 days after the commencement of any proceeding against the Member or seeking reorganization, arrangement, composition, readjustment, liquidation, dissolution, or similar relief under any statute, law, or regulation, the proceeding has not been dismissed, or if within 90 days after the appointment without the Member's consent or acquiescence of a trustee, receiver, or liquidator of the Member, or of all or any substantial part of the Member's properties, the appointment is not vacated or stayed or within 90 days after the expiration of any stay, the appointment is not vacated.

           "Board of Directors" shall mean the Board of Directors designated in Article 12, and any additional or replacement Board of Directors elected pursuant to Article 12.

           "Capital Contribution" shall mean the money and the fair market value of property (net of liabilities assumed by the Company or to which the property is subject) contributed to the Company by a Member, and as set forth on Annex A. Annex A shall set forth the agreed upon fair market value of each of the assets (other than cash) contributed to the capital of the Company as determined by the contributing Member and the Company.

           "Cause" shall mean (i) the failure of an officer or director to render services to the Company in accordance with such officer's or director's obligations under this Agreement, which failure amounts to gross neglect of such officers or directors' duties to the Company; (ii) the commission by an officer or director of any act of fraud or embezzlement against the Company, or (iii) an officer or director being convicted of a felony.

           "Code" or "IRC" shall mean the Internal Revenue Code of 1986, as amended, modified or rescinded from time to time, or any similar provision of succeeding law.

           "Disability" shall mean an officer's or director's inability (as determined by a physician appointed by the Company) due to accident or physical or mental illness, to adequately and fully perform the duties that the officer or director was performing for the Company when the disability began. If at any time the physician appointed by the Company makes a determination with respect to an officer's or director's disability, that determination shall be final, conclusive, and binding upon the Company, the Member or officer or director, and their successors in interest.

           "Incapacity" or "Incapacitated" shall mean the adjudicated incompetency or death of an individual Member, officer or director or dissolution of the entity comprising any Member, and shall also include the death of an individual Member when that Member has transferred all or any part of such Member's Interest to an entity with an extended life (e.g., corporation or trust).

           "Interest" shall mean the entire ownership interest (which may, either for a Member's Capital Account or for a Member's share of Taxable Income, Tax Losses or Net Cash Flow, be expressed as a percentage or in terms of Units of Participation) of a Member in the Company, including the rights and obligations of the Member under this Agreement and the Act.

           "Membership Interests" shall mean the units of participation in the Company set forth on Annex A, which shall reflect a Member's relative ownership Interest in the Company. Annex A shall be amended to reflect any changes in the Members' Membership Interest. Distributions or allocations made in proportion to or in accordance with the Membership Interest shall be based upon relative Membership Interest as of the record date for distributions.

           "Net Cash Flow" shall mean, with respect to any fiscal year, all cash revenues of the Company from business operations during that period (including, without limitation, interest or other earnings on the funds of the Company) less the sum of the following to the extent made from those cash revenues:

                (i)  All principal and interest payments on any indebtedness of the Company;

                (ii)  All cash expenses incurred incident to the operation of the Company's business; and

                (iii)  Funds set aside as reserves for contingencies, working capital, debt service, taxes, insurance or other costs and expenses incident to the conduct of the Company's business which the Board of Directors deems reasonably necessary or appropriate.

           "Person" shall mean an individual, corporation, partnership, limited liability company, joint stock company, trust, association, unincorporated entity, or any division thereof.

           "Representative" shall mean a Person's executor, administrator, committee or analogous fiduciary.

           "Revocable Declaration of Trust" shall mean a trust of which a Member is the grantor and has the power to revoke.

           "Taxable Income" and "Tax Losses," respectively, shall mean the net income or net losses of the Company as determined for federal income tax purposes, and all items required to be separately stated by IRC ss.ss. 702 and 703 and the Treasury Regulations promulgated thereunder.

ARTICLE 4
BUSINESS OF THE COMPANY

           The business of the Company is to engage in any lawful act or activity for which companies may be organized under the Act.

ARTICLE 5
MEMBERS AND MEMBERSHIP INTERESTS

           5.1  Members. The names and business addresses of the Members are set forth on Annex A.

           5.2  Additional Members. The Company may admit additional Members from time to time upon the unanimous approval of the Board of Directors and upon the terms and for the consideration determined by the Board of Directors. Annex A shall be amended to reflect any changes in the Company's membership. A prerequisite to admission to membership in this Company shall be the written agreement by the additional Member to be bound by the terms of this Agreement.

           5.3  No Liability of Members or Board of Directors. No Member or director shall have personal liability for the obligations or liabilities of the Company. Except as otherwise specifically provided in this Agreement, no Member, after his admission to the Company, shall be obligated to contribute additional funds or property, or loan money, to the Company.

           5.4  Fiduciaries as Members. A Member may own an Interest in a fiduciary capacity, such as a trustee under a trust instrument, as executor or as a personal representative of an estate or as custodian. Such fiduciary shall have no interest or obligation individually with respect to any such Interests, but shall be considered as acting solely in such fiduciary capacity. If a Member acting in a fiduciary capacity ceases to act as such, the successor fiduciary shall be a Member in the same fiduciary capacity with the same rights and obligations as the predecessor fiduciary. A Person may be a Member in an individual capacity and a Member in one or more fiduciary capacities.

           5.5  Total Membership Interests. The total number of units of Membership Interests which the Company shall have authority to issue is one thousand two hundred five (1,205) units, one thousand (1,000) of which are to be designated as the Class A Membership Interests of the Company (the "Class A Membership Interests"), and two hundred five (205) of which are to be designated as the Class B Membership Interests of the Company (the "Class B Membership Interests") (collectively, the "Membership Interests"). The units of Class A Membership Interests and Class B Membership Interests may be issued from time to time for such consideration and upon such terms as the Board of Directors may determine from time to time.

           5.6  Distributions. When, as and if distributions are declared by the Board of Directors on the Membership Interests out of funds legally available for such purpose, whether payable in cash or in property of the Company, the holders of all Class A Membership Interests and Class B Membership Interests shall be entitled to share rateably, in proportion to the total number of units of membership interests held by each holder, in all distributions made with respect to the membership interests; provided, however, that if distributions are declared that are payable in units of, in subscription or other rights to acquire units of, or instruments convertible into or exchangeable for units of, membership interests, the distributions payable in units of, in subscription or other rights to acquire units of, or instruments convertible into or exchangeable for units of, any particular class of membership interests shall be payable only to holders of such membership interests.

           5.7  Voting Rights. Except for the election of directors, all voting rights shall be vested solely in the holders of the Class A Membership Interests. At the election of the directors, the holders of the Class B Membership Interests shall be entitled as a class to elect one (1) of the six (6) directors of the Company, and the holders of the Class A Membership Interests shall be entitled to elect the remaining five (5) directors. At any time during which only one class of Membership Interests is outstanding, the holders of such class shall be entitled to elect all six (6) directors.

           5.8  Consolidation or Merger. Neither the consolidation or merger of the Company, nor the lease or conveyance of all or substantially all of its assets, shall be deemed a liquidation, dissolution or winding up of the affairs of the Company within the meaning of this Article 5.

           5.9  Dissolution, Liquidation, Winding Up. In the event of a voluntary or involuntary liquidation, dissolution, or winding up of the Company, (a) the holders of Class B Membership Interests shall be entitled to receive out of the assets of the Company, whether those assets are capital or surplus of any nature, an amount per unit equal to the lesser of (i) 17% of the amount of the total payment or distribution to the holders of Membership Interests divided by the total number of units of Class B Membership Interests outstanding on the date of such liquidation, dissolution, or winding up, and (ii) the Member Redemption Price (as defined in Article 5.14), as determined in accordance with this Article 5 (except that for such purpose "Call Date" shall be taken to mean the date of such liquidation, dissolution, or winding up); and (b) the holders of Class A Membership Interests shall be entitled to receive, rateably, all remaining assets of the Company.

           5.10  Limitation On Redemption of Membership Interests. So long as Class B Membership Interests are issued and outstanding, the Company shall not redeem or acquire any issued and outstanding Class A Membership Interests.

           5.11  Redemption of Class B Membership Interests by Company. The Company may redeem all, or any portion, of the units of Class B Membership Interests at any time on or after January 1, 2008, for cash or other immediately available funds, at a price per unit (the "Call Price"), equal to the product of (a) 1.05 and (b) the Member Redemption Price to the extent that the Company shall have funds legally available for such payment. From and after the date fixed for redemption (the "Call Date"), unless default shall be made by the Company in providing funds sufficient for such redemption, such units of Class B Membership Interests will no longer be outstanding and all rights in respect of such units of Class B Membership Interests shall cease, except the right to receive the Call Price. If less than all of the outstanding units of Class B Membership Interests are to be redeemed, the Company shall redeem a portion of the units of Class B Membership Interests of each holder pro rata based on the number of units of Class B Membership Interests held by each holder and the Company shall execute and deliver to each such holder a new certificate for the unredeemed units of Class B Membership Interests.

           5.12  Notice of Redemption by Company. Notice of redemption must be given to the holders of Class B Membership Interests at the addresses shown on the books of the Company not less than thirty (30) days nor more than sixty (60) days prior to the Call Date. Each such notice shall state: (i) the Call Date; (ii) the total number of units of Class B Membership Interests to be redeemed and, if fewer than all of the issued and outstanding units of Class B Membership Interests are to be redeemed, the number of such units of Class B Membership Interests to be redeemed from each holder; (iii) the Call Price; and (iv) the place or places where certificates for such units of Class B Membership Interests are to be surrendered for payment of the Call Price. Upon surrender of the certificate for any units of Class B Membership Interests so called for redemption (properly endorsed or assigned for transfer, if the Board of Directors shall so require and the notice shall so state), such units shall be redeemed by the Company on the Call Date.

           5.13  Redemption of Class B Membership Interests Upon Request of Holders. The Company shall redeem all, but not less than all, of the units of Class B Membership Interests at any time on or after July 1, 2007, or from time to time for cash or other immediately available funds, at a price per unit (the "Put Price") equal to the Member Redemption Price, to the extent that the Company shall have funds legally available for such payment, upon written request for such redemption having been made by any holder thereof on or after July 1, 2007. Such written request must be given by such holder to the Company not less than thirty (30) days nor more than sixty (60) days prior to the date specified in the notice for redemption (the "Put Date"). Each such request shall state the Put Date and the total number of units of Class B Membership Interests to be redeemed. Upon receipt of such written request, the Company shall notify said holder, not more than fifteen (15) days thereafter, of the Put Price and the place or places where certificates for such units of Class B Membership Interests are to be surrendered for payment of the Member Redemption Price. Upon surrender of the certificate for any units of Class B Membership Interests so requested for redemption (properly endorsed or assigned for transfer, if the Board of Directors shall so require and the notice shall so state), such units shall be redeemed by the Company on the Put Date. From and after the Put Date, unless default shall be made by the Company in providing funds sufficient for such redemption, such units of Class B Membership Interests will no longer be deemed to be outstanding and all rights in respect of such units of Class B Membership Interests shall cease, except the right to receive the Put Price.

           5.14  Member Redemption Price.

                (a)  The Member Redemption Price shall be equal to (i) the lesser of (A) 17% of the Net Worth (hereafter defined) of the Company, determined from the balance sheet of the Company (the "Redemption Balance Sheet") as of the last day of the calendar month immediately preceding the month in which the notice of redemption is sent or received by the Company (the "Balance Sheet Date"), and (B) one million five hundred thousand dollars ($1,500,000), divided by (ii) the total number of units of Class B Membership Interests of the Company outstanding on the Balance Sheet Date, provided, however, that in no event shall the Member Redemption Price be greater than seven thousand three hundred seventeen dollars and seven cents ($7,317.07) nor less than one dollar ($1.00).

                (b)  The term "Net Worth" shall mean the sum of all items included in determining total assets as shown on the asset side of the Redemption Balance Sheet, less the sum of all items included in determining total liabilities as shown on the liability side of the Redemption Balance Sheet, except that no current or deferred tax asset or liability shall be included in the computation of Net Worth. The method of accounting for the Company shall utilize the same practices, procedures, and conventions used by AEI with respect to all consolidated subsidiaries thereof, except that in determining the liability for workers' compensation or black lung costs and related expenses, a discount rate of seven and one-quarter percent (7.25%) shall be used. Such practices, procedures, and conventions shall include, but not be limited to, determining the liabilities of the Company attributable to the Company's assumption of, or indemnification for, certain workers' compensation or black lung costs and related expenses of AEI by adjusting the accrual on the balance sheet from time to time to reflect, among other things, any changes in estimates of accrued liability that the Company, in accordance with normal practices, procedures, and conventions used by AEI with respect to all consolidated subsidiaries thereof, determines to be appropriate.

                (c)  Prior to the Put Date or Call Date, as applicable, any holder of Class B Membership Interests whose units are being redeemed shall have reasonable access at reasonable times to the books and records of the Company which support the Redemption Balance Sheet. If prior to the Put Date or Call Date, as applicable, holders of a majority of all then outstanding Class B Membership Interests send to the Company written objection to the value of the assets or liabilities set forth in the Redemption Balance Sheet, then (i) the Net Worth will be determined by an arbitrator either agreed to in writing by the holders of a majority of all then outstanding Class B Membership Interests and the Company, or, in the absence of such agreement, selected by lot from among the five largest nationally recognized accounting firms at that time (excluding, however, any firm which is then the regular outside accounting firm of the Company or any holder of a majority of all then outstanding Class B Membership Interests), and (ii) the Put Date or Call Date, as applicable, shall be delayed until the tenth (10th) business day after the arbitrator sends its determination of Net Worth to the Company and each holder of Class B Membership Interests. The arbitrator's determination of Net Worth shall be binding on the Company and the holders of the Class B Membership Interests. The holders of the Class B Membership Interests shall pay the cost of such arbitrator, except that, in the event the arbitrator's determination of Net Worth exceeds by more than twenty percent (20%) the Company's determination of Net Worth, the Company shall pay the cost of such arbitrator.

          5.15   Assignees/Transferees Bound by this Agreement. Any assignee or transferee of a Membership Interest shall be subject to and bound by all provisions of this Agreement as if originally a party to this Agreement.

ARTICLE 6
PRINCIPAL OFFICE

           The principal office and place of business of the Company shall be located at 1209 Orange Street, Wilmington, Delaware. The Company may have such other or additional offices as the Board of Directors deems advisable.

ARTICLE 7
TERM

           The term of the Company began on the date the Company's Articles of Organization were filed with the Georgia Secretary of State, and shall continue until dissolution in accordance with the terms of this Agreement.

ARTICLE 8
CAPITAL CONTRIBUTIONS

           8.1  Interest On Capital. No Member shall be paid interest on any Capital Contribution.

          8.2  Withdrawal and Return of Capital. Except as expressly provided in this Agreement, no Member shall be entitled to withdraw any part of such Member's Capital Contributions or to receive any distribution from the Company.

ARTICLE 9
BOOKS OF ACCOUNT, RECORDS AND REPORTS

           9.1  Responsibility for Books of Account and Records. Proper and complete books of account and records shall be kept by the Company in which shall be entered fully and accurately all transactions and other matters relative to the Company's business as are usually entered into books of account and records maintained by persons engaged in businesses of a like character. The Company's books of account and records shall be prepared in accordance with generally accepted accounting principles, consistently applied, except that the books of account and records shall be kept on the cash basis, except in circumstances in which the Board of Directors determines that another basis of accounting will be in the best interests of the Company.

          9.2   Reports. The Board of Directors may prepare or cause to be prepared, and deliver or cause to be delivered to the Members from time to time during each fiscal year, in connection with distributions or otherwise, unaudited statements showing the results of the Company's operations to the date of that unaudited statement.

ARTICLE 10
FISCAL YEAR

           The fiscal year of the Company shall end on December 31 of each year.

ARTICLE 11
THE COMPANY'S FUNDS

           The Company's funds shall be deposited in such bank account(s), or invested in such interest-bearing or non-interest-bearing investments, as shall be designated by the Board of Directors. All withdrawals from any such bank account(s) shall be made by the Board of Directors. The Company's funds shall be held in the name of the Company and shall not be commingled with those of any other Person.

ARTICLE 12
MANAGEMENT OF THE COMPANY

           12.1  Board of Directors.

                (a)  The business and affairs of the Company shall be managed by its Board of Directors. The Board of Directors shall constitute the "manager" of the Company as contemplated under the Act. Except for situations in which the approval of the Members is expressly required in this Agreement or by nonwaivable provisions of the Act, all powers of the Company shall be exercised by or under the authority of, and the business and affairs of the Company shall be managed under the direction of, the Board of Directors.

                (b)  The Board of Directors shall consist of three (3) directors, and such directors shall be divided into two classes. One class shall consist of two (2) directors (the "Class A Directors"), and only holders of Class A Membership Interests shall be entitled to vote for the election or removal of Class A Directors. The second class of directors shall consist of one (1) director (the "Class B Director"), and only holders of Class B Membership Interests shall be entitled to vote for the election or removal of the Class B Director. The directors need not be holders of Membership Interests. In the event only one class of Membership Interests is outstanding at any time, the holders of such class shall be entitled to elect all three (3) directors. A decrease in the number of directors shall not shorten an incumbent director's term. The term of a director elected to fill a vacancy shall expire at the next Members' meeting at which directors are elected. Despite the expiration of a director's term, he shall continue to serve until his successor is elected and qualifies or until there is a decrease in the number of directors.

                (c)  A director may resign at any time by delivering written notice to the Board of Directors, its chair, or to the Company. A resignation shall be effective when the notice is delivered unless the notice specifies a later effective date. A director shall be deemed to have resigned effective upon the death, adjudicated incompetency or Disability of such director.

                (d)  Any vacancies on the Board of Directors among the Class A Directors resulting from death, resignation, retirement, disqualification, removal from office or other cause shall be filled by a majority vote of the remaining Class A Directors then in office, or if there shall be no Class A Directors remaining, by vote of the holders of Class A Membership Interests at the next annual or special Members meeting. Any vacancy on the Board of Directors of the Class B Director resulting from death, resignation, retirement, disqualification, removal from office or other cause shall be filled by vote of the holders of Class B Membership Interests at the next annual or special Members meeting.

                (e)  Regular meetings of the Board of Directors may be held without notice of the date, time, place or purpose of the meeting. Special meetings of the Board of Directors may be called by the President/Chief Executive Officer or any director. Notice of the time and place of each special meeting of the directors shall be either (a) telephoned or personally delivered to each director at least 48 hours before the time of the meeting, or (b) mailed to each director at his last known address at least 96 hours before the time of the meeting. In each case the person calling a meeting shall be responsible for providing notice. Notice may be waived by a director in writing. A director's attendance at or participation in a meeting shall waive any required notice to him of the meeting. No action may be taken at a meeting of the Board of Directors where proper notice has not been given or waived. Actions of the Board of Directors may be taken in lieu of a meeting by unanimous written action.

                (f)  The Board of Directors may hold regular or special meetings. The Board of Directors may permit any or all directors to participate in a regular or special meeting by, or conduct the meeting through the use of, any means of communication by which all directors participating may simultaneously hear each other during the meeting. A director participating in a meeting by this means shall be deemed to be present in person at the meeting.

                (g)  A quorum of the Board of Directors shall consist of a majority of the directors in office immediately before the meeting begins. If a quorum is present when a vote is taken, which shall be a prerequisite to the taking of any action by the Board, then the affirmative vote of a majority of directors present shall be the act of the Board of Directors. A director who is present at a meeting of the Board of Directors when action is taken shall be deemed to have assented to the action taken unless (i) he objects at the beginning of the meeting (or promptly upon his arrival) to holding it or transacting business at the meeting, (ii) his dissent or abstention from the action taken is entered in the minutes of the meeting, or (iii) he delivers written notice of his dissent or abstention to the presiding officer of the meeting before its adjournment or to the Company immediately after adjournment of the meeting. The right of dissent or abstention shall not be available to a director who votes in favor of the action taken.

                (h)  In furtherance and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized, to the extent such authorization is not prohibited by the Act:

                     (i)  Upon unanimous agreement of the Members, to make, alter, amend and rescind this Agreement.

                     (ii)  To set apart out of any of the available funds of the Company such reserves for proper purposes as the Board of Directors may deem expedient and to abolish any such reserves.

                     (iii)  To determine the use and distribution of any surplus and net profits.

                     (iv)  To authorize and cause to be executed and delivered, without limit as to amount, mortgages and instruments of pledge of, and other instruments creating liens upon, the real and personal property of the Company.

                     (v)  From time to time, to determine whether and to what extent and at what times and places and under what conditions and regulations the accounts and books of the Company shall be open to the inspection of the Members, and no such Member shall have the right to inspect any account or book or document of the Company, except as conferred by statute or authorized by the directors or by a resolution of the Members.

                     (vi)  When and as authorized by the affirmative vote of the holders of a majority of the Membership Interests issued and outstanding having voting powers given at a Members meeting duly called for that purpose, or when authorized by the written consent of the holders of a majority of the voting Membership Interests issued and outstanding, the Board of Directors shall have power and authority to (A) sell, lease or exchange all of the property and assets of the Company, including its goodwill, or (B) cause the Company to enter into any merger or consolidation, in each case, upon such terms and conditions and for such considerations, which may be in whole or in part shares of stock in, and/or other securities of, any other corporation or other entity, as the Board of Directors shall deem expedient and for the best interests of the Company.

                     (vii)   To authorize and direct the payment of distributions by the Company in respect of units of the issued and outstanding Class A Membership Interests and Class B Membership Interests at such times, in such amounts and forms, from such sources and upon such terms and conditions as it may, in its sole and absolute discretion, from time to time determine, subject only to the restrictions, limitations, conditions and requirements imposed by the Act, this Agreement or the Articles of Organization of the Company. Except with respect to distributions payable to holders of Class B Membership Interests in the event of a liquidation, dissolution or winding up of the affairs of the Company pursuant to this Agreement, no holder of Class B membership Interests shall have the right to bring suit against the Company, the Board of Directors or any individual director seeking the payment of a dividend or the making of other distributions by the Company, any such right being waived by each holder of Class B Membership Interests.

                     (viii)  The Board of Directors may create one or more committees and appoint members of the Board of Directors to serve on them. Each committee shall have two or more members, who serve at the pleasure of the Board of Directors. The provisions of this paragraph 12.1, which govern meetings, quorum and voting requirements of the Board of Directors, shall apply to committees and their members as well. To the extent specified by the Board of Directors, each committee may exercise the authority of the Board of Directors under this paragraph 12.1.

           (i)  (i)  A director shall discharge his duties as a director, including his duties as a member of a committee:

                                (A)  In good faith;

                                (B)  On an informed basis; and

                                (C)  In a manner he honestly believes to be in the best interests of the Company.

                     (ii)  A director shall be considered to discharge his duties on an informed basis if he makes, with the care an ordinarily prudent person in a like position would exercise under similar circumstances, inquiry into the business and affairs of the Company, or into a particular action to be taken or decision to be made.

                     (iii)  In discharging his duties a director shall be entitled to rely on information, opinions, reports, or statements, including financial statements and other financial data, if prepared or presented by:

                                (A)  One or more officers or employees of the Company whom the director honestly believes to be reliable and competent in the matters presented;

                                (B)  Legal counsel, public accountants, or other persons as to matters the director honestly believes are within the person's professional or expert competence; or

                                (C)  A committee of the Board of Directors of which he is not a member, if the director honestly believes the committee merits confidence.

                     (iv)  A director shall not be considered to be acting in good faith if he has knowledge concerning the matter in question that makes reliance otherwise permitted by paragraph 12.1(i)(iii) unwarranted.

                     (v)  In addition to the limitations on liability set forth in paragraph 12.6, any action taken as a director, or any failure to take any action as a director, shall not be the basis for monetary damages or injunctive relief unless:

                                (A)  The director has breached or failed to perform the duties of the director's office in compliance with this paragraph 12.1; and

                                (B)  In the case of an action for monetary damages, the breach or failure to perform constitutes willful misconduct or wanton or reckless disregard for the best interests of the Company and its Members.

                     (vi)  A person bringing an action for monetary damages under this paragraph shall have the burden of proving by clear and convincing evidence the provisions of paragraph 12.1(i)(v)(A), and the burden of proving that the breach or failure to perform was the legal cause of damages suffered by the Company.

                (j)     (i)  A conflict of interest transaction shall be a transaction with the Company in which a director of the Company has a direct or indirect interest (as defined below). A conflict of interest transaction shall not be voidable by the Company solely because of the director's interest in the transaction if any one of the following is true:

                                (A)  The material facts of the transaction and the director's interest were disclosed or known to the Board of Directors or a committee of the Board of Directors and the Board of Directors or committee authorized, approved or ratified the transaction;

                                (B)  The material facts of the transaction and the director's interest were disclosed or known to the Members, and he authorized, approved or ratified the transaction; or

                                (C)  The transaction was fair to the Company.

                     (ii)  For purposes of this paragraph 12.1, a director of the Company shall have an indirect interest in a transaction if:

                                 (A)  Another entity in which he has a material financial interest or in which he is a general partner is a party to the transaction; or

                                (B)  Another entity of which he is a director, officer, or trustee is a party to the transaction and the transaction is or should be considered by the Board of Directors of the Company.

                (iii)  For purposes of paragraph 12.1(j)(i)(A), a conflict of interest transaction shall be considered authorized, approved, or ratified if it receives the affirmative vote of a majority of the directors on the Board of Directors (or on the committee) who have no direct or indirect interest in the transaction, but a transaction shall not be authorized, approved or ratified under this paragraph 12.1 by a single director. If a majority of the directors who have no direct or indirect interest in the transaction vote to authorize, approve, or ratify the transaction, a quorum shall be present for the purpose of taking action under this paragraph 12.1. The presence of, or a vote cast by, a director with a direct or indirect interest in the transaction shall not affect the validity of any action taken under paragraph 12.1(j)(i)(A) if the transaction is otherwise authorized approved, or ratified as provided in paragraph 12.1(j)(i)(A).

                (k)  The following persons shall serve on the initial Board of Directors:

Robert Addington Stephen Addington Stonie Barker

           12.2  Officers.

                (a)  The Company shall have a President/Chief Executive Officer, a Secretary and a Treasurer, and may have one or more Vice Presidents, all of whom shall be appointed by the Board of Directors, and who shall serve at the pleasure of the Board of Directors. The Company may also have such assistant officers as the Board of Directors may deem necessary, all of whom shall be appointed by the Board of Directors or appointed by an officer or officers authorized by it.

                     (i)  The President/Chief Executive Officer shall have:

                                (A)  General charge and authority over the business of the Company, subject to the direction of the Board of Directors;

                                (B)  Authority to preside at all meetings of the Board of Directors;

                                (C)  Authority acting alone, except as otherwise directed by the Board of Directors, to sign and deliver any document on behalf of the Company, including, without limitation, any deed conveying title to any real estate owned by the Company and any contract for the sale or other disposition of any such real estate; and

                                (D)  Such other powers and duties as the Board of Directors may assign to him.

                     (ii)  The Vice President, or if there be more than one Vice President, the Vice Presidents in the order of their seniority by designation (or, if not designated, in the order of their seniority of election), shall perform the duties of the President/Chief Executive Officer in his absence. The Vice Presidents shall have such other powers and duties as the Board of Directors or the President/Chief Executive Officer may assign to them.

                     (iii)  The Secretary shall:

                                (A)  Issue notices of all meetings for which notice is required to be given;

                                (B)  Have responsibility for preparing minutes of the directors' and members' meetings and for authenticating records of the Company;

                                (C)  Have charge of the Company's record books; and

                                (D)  Have such other duties and powers as the Board of Directors or the President/Chief Executive Officer may assign to him.

                     (iv)  The Treasurer shall:

                                (A)   Keep adequate and correct accounts of the Company's affairs and transactions, and

                                (B)  Have such other duties and powers as the Board of Directors or the President/Chief Executive Officer may assign.

                     (v)  Other officers and agents of the Company shall have such authority and perform such duties in the management of the Company as the Board of Directors or the President/Chief Executive Officer may assign to them.

                     (vi)  The initial officers of the Company shall be as follows:

Stephen Addington Michael Nemser Julie Hudson Vic Grubb Bernie Mason C. K. Lane	President/Chief Executive Officer Chief Financial Officer Secretary Treasurer Vice President/Technical Services and Business Development Vice President of Administration

           12.3  Members. No Member shall have the power or authority to bind the Company unless the Member has been authorized in writing by the Board of Directors to act as an agent of the Company. Meetings of the Members shall be held at least annually and may be called by any Member upon at least three business days prior written notice to the other Members. Notice may also be communicated in person by telephone. Actions by the Members shall be taken by the affirmative vote of Members holding a majority of the Membership Interest, unless otherwise provided in this Agreement. The vote requirement in the preceding sentence shall supersede any unanimous vote requirement set forth in Georgia Code ss.ss. 14-11-308(b). The notice shall provide the time and place of such meeting, which shall be at the Company's principal office unless the Members unanimously consent to a different location. Meetings may be held by any means of communication by which all Members participating may simultaneously hear each other during this meeting. Actions of the Members may be taken by unanimous written action.

           12.4  Time to be Devoted to Business. The Board of Directors shall devote such time to the Company's business as the Board of Directors, in their reasonable discretion, shall deem to be necessary to manage and supervise the Company's business and affairs in an efficient manner; but nothing in this Agreement shall preclude the employment, at the expense of the Company, of any agent or third party to manage or provide other services in respect of the Company's business.

           12.5  Other Activities and Competition. No Director shall be required to manage the Company as his sole and exclusive function and any Member may have other business interests and may engage in other activities in addition to those relating to the Company, including the rendering of advice or services of any kind to Affiliates, other investors and the making or management of other investments. Neither the Company nor any Member shall have any right, by virtue of this Agreement or the relationship created hereby, in or to such other ventures or activities or to the income or proceeds derived therefrom.

           12.6  Liability. No Director shall be liable, responsible or accountable in damages or otherwise to the Company or any Member for any action taken or failure to act on behalf of the Company within the scope of the authority conferred on the Board of Directors by this Agreement or by law unless such act or omission was performed or omitted fraudulently or in bad faith or constituted gross negligence.

           12.7  Indemnification.

                (a)  Personal Liability. A director of the Company shall not be personally liable to the Company or its interest holders for monetary damages for breach of fiduciary duty as a director if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interest of the Company, and with respect to any criminal action or proceedings, had no reasonable cause to believe his conduct was unlawful, except for liability (i) for any breach of the director's duty of loyalty to the Company or its interest holders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of laws, (iii) under Sections 14-11-305 and 14-11-307 of the Act, or (iv) for any transaction from which the director derived an improper personal benefit.

                (b)  Extent of Indemnification. Each director or officer of the Company who was or is made a party or is threatened to be made a party or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (a "Proceeding"), by reason of the fact that he or she, or a person of whom he or she is the legal representative, is or was a director or officer of the Company or is or was serving at the request of the Company as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, whether the basis of such Proceeding is alleged action in an official capacity as a director, officer, employee or agent or in any other capacity while serving as a director, officer, employee or agent, shall be indemnified and held harmless by the Company to the fullest extent authorized by the Act, (but, in the case of any amendment to the Act after the filing date of these Articles of Organization, only to the extent that such amendment permits the Company to provide broader indemnification rights than said law permitted the Company to provide prior to such amendment), against all expense, liability and loss (including attorneys' fees, judgments, fines, excise taxes or penalties and amounts paid or to be paid in settlement) reasonably incurred or suffered by such person in connection therewith and such indemnification shall continue as to a person who has ceased to be a director or officer, and shall inure to the benefit of his or her heirs, executors and administrators; provided, however, that, except as otherwise provided in this Agreement, the Company shall indemnify any such director or officer seeking indemnification in connection with a Proceeding (or part thereof) initiated by such director or officer only if such Proceeding (or part thereof) was authorized by the Board of Directors. The right to indemnification conferred in this paragraph 12.7(b) shall be a contract right and shall include the right to be paid by the Company the expenses incurred in defending any such Proceeding in advance of its final disposition; provided, however, that, if the Act requires, the payment of such expenses incurred by a director or officer in his or her capacity as a director or officer (and not in any other capacity in which service was or is rendered by such person while a director or officer, including, without limitation, service to an employee benefit plan) in advance of the final disposition of a Proceeding, shall be made only upon delivery to the Company of an undertaking, by or on behalf of such director or officer, to repay all amounts so advanced if it shall ultimately be determined that such director or officer is not entitled to be indemnified under this paragraph 12.7(b) or otherwise. The Company may, by action of the Board of Directors, provide indemnification to employees and agents of the Company with the same scope and effect as the foregoing indemnification of directors and officers.

                (c)  Payment. If a claim under paragraph 12.7(b) is not paid in full by the Company within 30 days after a written claim has been received by the Company, the claimant may at any time thereafter bring suit against the Company to recover the unpaid amount of the claim and, if successful in whole or in part, the claimant shall be entitled to be paid also the expense of prosecuting such claim. It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in defending any Proceeding in advance of its final disposition where the required undertaking, if any is required, has been tendered to the Company) that the claimant has not met the standards of conduct which make it permissible under the Act for the Company to indemnify the claimant for the amount claimed, but the burden of proving such defense shall be on the Company. Neither the failure of the Company (including the Board of Directors, the Company's independent legal counsel, or its interest holders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he or she has met the applicable standard of conduct set forth in the Act, nor an actual determination by the Company (including the Board of Directors, the Company's independent legal counsel, or its interest holders) that the claimant has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct.

                (d)  Exclusivity of Remedy. The right to indemnification and the payment of expenses incurred in defending a Proceeding in advance of its final disposition conferred in this Article 12 shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, provision of these Articles of Organization or the Operating Agreement, agreement, vote of interest holders or disinterested directors or otherwise.

                (e)  Insurance. The Company shall maintain insurance, at its expense, to protect itself and any director or officer of the Company against any expense, liability or loss referenced by this Article 12, whether or not the Company would have the power to indemnify its officers or directors against such expense, liability or loss under the Act.

ARTICLE 13
DISSOLUTION OF THE COMPANY

           Subject to liquidation and termination of the Company pursuant to Article 14, the Company shall be dissolved upon the unanimous written consent of the Members authorizing such dissolution.

           No event of dissociation of a Member under the Act or event of dissolution under the Act shall cause a dissolution of the Company.

ARTICLE 14
WINDING UP; LIQUIDATING DISTRIBUTIONS; TERMINATION

           14.1  Winding Up.

                (a)  In the event of the dissolution of the Company for any reason, then the Members or their successors shall commence to wind up the affairs of the Company and to liquidate the Company's assets. The Members shall determine whether the Company's assets are to be sold or distributed to the Members in dissolution of the Company. If the Company's assets are distributed to the Members, then all such assets shall be valued at their then fair market value as determined by the Members.

                (b)  If the Members are unable to agree on the fair market value of any Company asset, then the fair market value shall be determined by a qualified independent appraiser selected by the Members, or, if no appraiser can be agreed upon by the Members, then selected by the Company's regularly employed accounting firm.

           14.2  Liquidating Distributions. Subject to the right of the Members to set up such cash reserves as may be deemed reasonably necessary for any contingent or unforeseen liabilities or obligations of the Company, the proceeds of the liquidation and any other funds of the Company shall be distributed to:

                (a)  Creditors, in the order of priority as provided by law, including, to the extent permitted by law, Members who are creditors;

                (b)  The Members for any unpaid distributions; and

                (c)  The Members in accordance with their Membership Interest.

           14.3  Rights of the Members. Each Member shall look solely to the Company's assets for all distributions with respect to the Company, his Capital Contribution (including the return thereof), and share of profits, and shall have no recourse therefor (upon dissolution or otherwise) against any other Member.

           14.4  Termination. Upon complete liquidation of the Company and distribution of all Company funds, the Company shall terminate.

ARTICLE 15
SPECIAL POWER OF ATTORNEY

           15.1  Granting of Power of Attorney. Concurrently with the execution of written acceptance and adoption of the provisions of this Agreement, each Member grants to the Board of Directors a special power of attorney constituting and appointing the Board of Directors as the attorney-in-fact for such Member, with power and authority to act in his name and on his behalf to execute, acknowledge and swear to in the execution, acknowledgment and filing of documents, which shall include, by way of illustration but not of limitation, the following:

                (a)  This Agreement, any separate articles or certificates of limited liability company, as well as any amendments to the foregoing which, under the laws of the State of Georgia or the laws of any other state, are required to be filed or which the Board of Directors deems to be advisable to file;

                (b)  Any other instrument or document which may be required to be filed by the Company under the laws of any state or by any governmental agency, or which the Board of Directors deems advisable to file; and

                (c)  Any instrument or document which may be required to effect the continuation of the Company, the admission of an additional or substituted Member, or the dissolution and termination of the Company (provided such continuation, admission or dissolution and termination are in accordance with the terms of this Agreement), or to reflect any reductions in amount of contributions of the Members.

           15.2  Nature of Power of Attorney. The special power of attorney to be concurrently granted by each Member:

                (a)  Is a special power of attorney coupled with an interest, is irrevocable, shall survive the death or dissolution of the granting Member, and is limited to those matters herein set forth;

                (b)  May be exercised by the Board of Directors acting alone for each Member by a resolution of the Board of Directors or by listing all of the Members executing any instrument with a resolution of the Board of Directors acting as an attorney-in-fact for all of them; and

                (c)  Shall survive an assignment by a Member of all or any portion of such Member's Interest except that, where the assignee of an Interest owned by a Member has been approved by the Members for admission to the Company as a substituted Member, the special power of attorney shall survive such assignment for the sole purpose of enabling the Board of Directors to execute, acknowledge and file any instrument or document necessary to effect such substitution.

ARTICLE 16
MISCELLANEOUS

          16.1   Notices. All notices, approvals, consents and demands required or permitted under this Agreement shall be in writing and sent by hand delivery, facsimile, overnight mail, certified mail or registered mail, postage prepaid, to the Members at their addresses as shown from time to time on the records of the Company, and shall be deemed given when delivered by hand delivery, transmitted by facsimile or mailed by overnight, certified or registered mail. Any Member may specify a different address by notifying the other Members and the Company in writing of the different address.

           16.2  Governing Law. This Agreement and the rights of the parties to this Agreement shall be governed by and interpreted in accordance with the laws of the State of Georgia, without regard to its conflicts of law principles.

          16.3   Benefit and Binding Effect. Except as otherwise specifically provided in this Agreement, this Agreement shall be binding upon and shall inure to the benefit of the parties to this Agreement, and their legal representatives, heirs, administrators, executors, successors and permitted assigns. Except as otherwise specifically provided in this Agreement, no Member may assign his rights and obligations under this Agreement without the unanimous consent of the Members.

           16.4  Pronouns and Number. Wherever from the context it appears appropriate, each term stated in either the singular or the plural shall include the singular and the plural, and pronouns stated in either the masculine, feminine or neuter gender shall include the masculine, feminine and neuter gender.

           16.5  Headings; Annexes and Schedules. The headings contained in this Agreement are inserted only as a matter of convenience, and in no way define, limit or extend the scope or intent of this Agreement or any provision of this Agreement. The Annexes and Schedules to this Agreement are incorporated into this Agreement by this reference and expressly made a part of this Agreement.

           16.6  Partial Enforceability. If any provision of this Agreement, or the application of any provision to any Person or circumstance shall be held invalid, illegal or unenforceable, then the remainder of this Agreement, or the application of that provision to Persons or circumstances other than those with respect to which it is held invalid, illegal or unenforceable, shall not be affected thereby.

           16.7  Previous Agreements. This Agreement shall supersede all previous agreements of the parties to this Agreement with respect to the matters to which this Agreement pertains.

           16.8  Enforcement. In the event of a breach or threatened breach by a Member of any of the provisions of this Agreement, the Company shall be entitled to obtain a temporary restraining order and temporary and permanent injunctive relief without the necessity of proving actual damages by reason of such breach or threatened breach, and to the extent permissible under the applicable statutes and rules of procedure, a temporary injunction or restraining order may be granted immediately upon the commencement of any such suit and without notice. Nothing in this Agreement may be construed as prohibiting the Company from pursuing any other remedy or remedies, including without limitation, the recovery of damages. The Company shall have the right to set off any such damages against any amounts otherwise payable by it to the Member under this Agreement or otherwise. Each Member and further covenants and agrees to indemnify and hold the Company harmless from and against all costs and expenses, including legal or other professional fees and expenses incurred by the Company in connection with or arising out of any proceeding instituted by the Company against the Member or to enforce the terms and provisions of this Agreement if the Company is successful in whole or in part in such proceeding.

           16.9  Scope. If any one or more of the provisions of this Agreement shall for any reason be held to be excessively broad as to time, duration, geographical scope, activity, or subject, each such provision shall be construed, by limiting and reducing it, so as to be enforceable to the extent compatible with applicable law then in force.

           16.10  No Waiver. No waiver by any party to this Agreement at any time of a breach by a party of any provision of this Agreement to be performed by such other party shall be deemed a waiver of any similar or dissimilar provisions of this Agreement at the same or any prior or subsequent time.

           16.11  Amendments. Any amendments to this Agreement or the Articles of Organization must be in writing and must be unanimously approved by the Members.

           16.12  No Third-Party Beneficiary. It is specifically agreed between the parties executing this Agreement that it is not intended by any of the provisions of any part of the Agreement to create the public or any member thereof a third-party beneficiary under the Agreement, or to authorize anyone not a party to this Agreement to maintain a suit for damages pursuant to the terms or provisions of this Agreement. The duties, obligations, and responsibilities of the parties to this Agreement with respect to third parties shall remain as imposed by law.

           16.13  Counterparts. This Agreement may be executed in several counterparts, each of which shall be deemed an original but all of which will constitute one and the same instrument.

           16.14  Partition. The Members agree that the Company's assets are not and will not be suitable for partition. Accordingly, each of the Members irrevocably waives any and all right such Member may have to maintain any action for partition of any of the Company's assets. No Member shall have any right to any specific assets of the Company upon the liquidation of, or any distribution from, the Company.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

           IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first set forth above.

AEI RESOURCES, INC. By: /s/ Stephen Addington Name: Stephen Addington Title: President

OLD BEN COAL COMPANY By: /s/ Ron Mills Name: Ron Mills Title: Secretary/Treasurer

KANAWHA CORPORATION By: /s/ Ron Mills Name: /s/ Ron Mills Title: Secretary/Treasurer

KINDILL MINING, INC. By: /s/ Ron Mills Name: /s/ Ron Mills Title: Secretary/Treasurer

BEECH COAL COMPANY By: /s/ Ron Mills Name: /s/ Ron Mills Title: Secretary/Treasurer

DUNN COAL & DOCK COMPANY By: /s/ Ron Mills Name: /s/ Ron Mills Title: Secretary/Treasurer

MOUNTAIN COALS CORPORATION By: /s/ Ron Mills Name: /s/ Ron Mills Title: Secretary/Treasurer

MOUNTAINEER COAL DEVELOPMENT COMPANY By: /s/ Ron Mills Name: /s/ Ron Mills Title: Secretary/Treasurer

MIDWEST COAL COMPANY By: /s/ Ron Mills Name: /s/ Ron Mills Title: Secretary/Treasurer

CANNELTON INDUSTRIES, INC. By: /s/ Ron Mills Name: /s/ Ron Mills Title: Secretary/Treasurer

CANNELTON, INC. By: /s/ Ron Mills Name: /s/ Ron Mills Title: Secretary/Treasurer

ANNEX A TO AMENDED AND RESTATED OPERATING AGREEMENT

Effective as of July 9, 1999

                                                            Units of
        Member Names and Addresses                          Participation
        --------------------------                          -------------

        AEI Resources, Inc.                                 1000.0 Class A
        Addington Corporate Center
        2000 Ashland Drive
        Ashland, Kentucky 41101

        Old Ben Coal Company                                 116.9 Class B
        Addington Corporate Center
        2000 Ashland Drive
        Ashland, Kentucky 41101

        Kanawha Corporation                                    4.0 Class B
        Addington Corporate Center
        2000 Ashland Drive
        Ashland, Kentucky 41101

        Kindill Mining, Inc.                                   6.9 Class B
        Addington Corporate Center
        2000 Ashland Drive
        Ashland, Kentucky 41101

        Beech Coal Company                                     0.8 Class B
        Addington Corporate Center
        2000 Ashland Drive
        Ashland, Kentucky 41101

        Dunn Coal & Dock Company                               5.6 Class B
        Addington Corporate Center
        2000 Ashland Drive
        Ashland, Kentucky 41101

        Mountain Coals Corporation                            20.2 Class B
        Addington Corporate Center
        2000 Ashland Drive
        Ashland, Kentucky 41101

        Mountaineer Coal Development Company                  35.2 Class B
        Addington Corporate Center
        2000 Ashland Drive
        Ashland, Kentucky 41101

        Midwest Coal Company                                   1.6 Class B
        Addington Corporate Center
        2000 Ashland Drive
        Ashland, Kentucky 41101

        Cannelton Industries, Inc.                            12.0 Class B
        Addington Corporate Center
        2000 Ashland Drive
        Ashland, Kentucky 41101

        Cannelton, Inc.                                        2.0 Class B
        Addington Corporate Center
        2000 Ashland Drive
        Ashland, Kentucky 41101